UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 9, 2023

AVANTAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Olympus Blvd, Suite 100

Dallas, Texas 75019

(Address of principal executive offices, including zip code)

(972) 870-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVTA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2023, Avantax, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aretec Group, Inc., a Delaware corporation (“Parent”), and C2023 Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”). The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent. Parent and Acquisition Sub are affiliates of Cetera Financial Group, Inc.

The Company’s board of directors (the “Board”) (i) has unanimously determined and declared that the Merger Agreement and the consummation by the Company of the transactions (the “Transactions”) contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of the Company and its stockholders, and (ii) upon the terms and subject to the conditions of the Merger Agreement, has unanimously resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement at a special meeting of stockholders to be held for such purpose.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares (each, as defined in the Merger Agreement)) will be canceled and converted into the right to receive $26.00 in cash (the “Merger Consideration”), without interest and less any required tax withholdings.

Treatment of Company Equity Awards, Company ESPP and Company Equity Plans

At the Effective Time, each option to purchase shares of Company Common Stock (other than any options granted under the Company ESPP) (a “Company Option”) (whether or not vested) that is outstanding immediately prior to the Effective Time will automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company Option multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Option. However, if the exercise price per share of Company Common Stock of such Company Option is equal to or greater than the Merger Consideration, such Company Option will be cancelled at the Effective Time without any cash payment or other consideration being made in respect thereof.

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At the Effective Time, each outstanding restricted stock unit of the Company that vests solely on the basis of time (a “Company RSU”) (except any Company RSU that is granted on or after January 1, 2024 in accordance with the terms of the Merger Agreement (each, a “Permitted RSU”) granted to any non-employee financial professional) that is outstanding immediately prior to the Effective Time will, automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Company Common Stock underlying such Company RSU (determined in the manner described below) multiplied by (ii) the Merger Consideration. The number of shares of Company Common Stock underlying a Company RSU for this purpose will be:

•	for Company RSUs granted prior to the date of the Merger Agreement, equal to the total number of shares of Company Common Stock underlying such Company RSU and
•	for Permitted RSUs (except any Permitted RSUs granted to any non-employee financial professional), equal to the product of (A) the total number of shares of Company Common Stock underlying such Permitted RSU and (B) the quotient of the number of days actually worked between the date of grant of such Permitted RSU and the Effective Time divided by the total number of days in the vesting period for such Permitted RSUs, which vesting period will in no event be less than three years from the date of grant of such Permitted RSUs.

Except as otherwise described below with respect to any Permitted RSU granted to any non-employee financial professional, any Company RSU (or any portion thereof) that does not vest in accordance with the above will be cancelled and terminated without consideration immediately prior to the Effective Time.

At the Effective Time, each outstanding performance stock unit of the Company that vests on the basis of time and the achievement of performance targets (a “Company PSU”) (except any Company PSU that is granted on or after January 1, 2024 in accordance with the terms of the Merger Agreement (each, a “Permitted PSU”) to any non-employee financial professional) that is outstanding immediately prior to the Effective Time will, automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Company Common Stock underlying such Company PSU (determined in the manner described below) multiplied by (ii) the Merger Consideration. The number of shares of Company Common Stock underlying a Company PSU for this purpose will be:

•	for Company PSUs (or portions thereof) granted prior to the date of the Merger Agreement for which the performance period has been completed prior to the Effective Time, based on the actual level of performance (as determined by the Board or a committee thereof prior to the Effective Time in good faith consistent with past practices) through the end of such performance period;
•	for Company PSUs (or portions thereof) granted prior to the date of the Merger Agreement for which the performance period has not expired as of the Effective Time, based on the greater of (i) the target level of performance, (ii) if the vesting of which is measured by reference to total shareholder return, based on the total shareholder return reflected by the Merger Consideration (and, as applicable, the total shareholder return of the comparator group as of a date within ten business days prior to the Effective Time) and (iii) if the vesting of which is measured by reference to EBITDA, based on the EBITDA measured as of the Effective Time (as determined by the Board (or an appropriate committee thereof)), in each case, determined by assuming shortened performance periods that end as of the Effective Time and otherwise in good faith consistent with past practices; and

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•	for Permitted PSUs (except any Permitted PSU granted to any non-employee financial professional), equal to the product of (i) the target number of shares of Company Common Stock underlying such Permitted PSU and (ii) the quotient of the number of days actually worked between the start of the performance period for such Permitted PSUs and the Effective Time divided by the total number of days in the performance period for such Permitted PSUs, which performance period will in no event be less than three years commencing with the 2024 performance year.

Except as otherwise described below with respect to any Permitted PSU granted to any non-employee financial professional, any Company PSU (or any portion thereof) that does not vest in accordance with the above will be cancelled and terminated without consideration immediately prior to the Effective Time.

At the Effective Time, each Permitted RSU and each Permitted PSU, in each case granted to any non-employee financial professional, that is outstanding immediately prior to the Effective Time, will, automatically cease to represent a Permitted RSU or Permitted PSU denominated in shares of Company Common Stock and be converted into and become a right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Company Common Stock underlying such Permitted RSU or, in the case of Permitted PSUs, the target number of shares of Company Common Stock, multiplied by (ii) the Merger Consideration (a “Replacement Cash Award”). However, each Replacement Cash Award will be subject to the same vesting and payment schedules as the Permitted RSU or Permitted PSU it replaces (other than performance-based vesting conditions). The vesting schedule applicable to the Permitted RSUs will in no event be less than three years from the date of grant of such Permitted RSUs, and in respect of the performance period applicable to the Permitted PSUs, no less than a three-year performance period commencing with the 2024 performance year (which as applied to a corresponding Replacement Cash Award will result in cliff vesting at the end of such three-year performance period), and in all cases the vesting of a Replacement Cash Award will be subject to the non-employee financial professional’s continuous performance of services for Parent (or an affiliate of Parent) through the applicable vesting date.

Prior to the Effective Time, the Company will terminate its equity incentive plans.

With respect to the Company’s employee stock purchase plan (the “Company ESPP”), (i) the current Offering Period (as defined in the Company ESPP) in effect as of the date of the Merger Agreement will be the final Offering Period (such period, the “Final Offering Period”) and no further Offering Period shall commence pursuant to the Company ESPP after the date of the Merger Agreement, (ii) each individual participating in the Final Offering Period on the date of the Merger Agreement will not be permitted to (A) increase his or her payroll contribution rate pursuant to the Company ESPP from the rate in effect on the date immediately preceding the date of the Merger Agreement or (B) make separate non-payroll contributions to the Company ESPP on or following the date of the Merger Agreement and (iii) no new participants will be permitted to start contributing under the Company ESPP on or after the date of the Merger Agreement other than pursuant to elections made prior to the date of the Merger Agreement. Effective as of immediately prior to the Effective Time, the Company will terminate the Company ESPP, and no further rights will be granted or exercised under the Company ESPP thereafter.

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Closing Conditions

Each party’s obligation to consummate the Merger is subject to customary closing conditions, including, without limitation, the adoption of the Merger Agreement by the affirmative vote of not less than 51% of the outstanding shares of Company Common Stock entitled to vote thereon at the meeting of the Company’s stockholders held for the purpose of voting upon the adoption of the Merger Agreement (the “Company Stockholder Approval”), the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the grant of early termination thereof, customary regulatory approvals and the absence of any law or order enacted, issued, promulgated, enforced or entered by any governmental authority restraining, enjoining, rendering illegal or otherwise prohibiting the Merger. Parent’s obligation to consummate the Merger is also subject to the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) occurring after the date of the Merger Agreement that is continuing.

Debt Financing

Parent has obtained debt financing commitments for the Transactions, the proceeds of which are expected to be sufficient to fund all of the amounts required to be provided by Parent or Acquisition Sub on the closing date for the consummation of the Transactions, including the payment of the aggregate Merger Consideration payable for shares of Company Common Stock, the Debt Payoff Amount (as defined in the Merger Agreement), the aggregate amounts payable for Company Options, Company RSUs and Company PSUs under the Merger Agreement and all associated costs, fees and expenses related to the Transactions (including any fees, premiums and expenses related to the Transactions, including the debt financing and refinancing costs in connection therewith) (collectively, the “Funding Obligations”).

Pursuant to a debt commitment letter, dated September 9, 2023, the commitment parties party to that letter committed to provide Parent, on the closing date for the consummation of the Transactions, with debt financing of approximately $2,691.5 million to fund, in part, all of the Funding Obligations, on the terms and subject to the conditions therein.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Acquisition Sub. From the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, the Company is required to, and is required to cause each of its subsidiaries to, (i) use commercially reasonable efforts to conduct its operations over which it has control in all material respects in the ordinary course of business, preserve intact its business in all material respects and continue to maintain, in all material respects, its assets, properties, rights and operations in accordance with present practice and (ii) refrain from taking certain specified actions without Parent’s consent. Under the Merger Agreement, each of the Company, Parent and Acquisition Sub has also agreed to (and cause certain of their affiliates to) use their respective reasonable best efforts to consummate and make effective the Transactions, including the Merger.

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Non-Solicitation; Change of the Company Recommendation

From the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms, the Company is subject to customary “no-shop” restrictions requiring, among other things, the Company not to, among other things, initiate, solicit, propose, knowingly encourage, knowingly facilitate or knowingly induce the making of any Competing Proposal (as defined in the Merger Agreement), including knowingly providing, furnishing or making available material non-public information relating to the Company or its subsidiaries or knowingly affording access to personnel of the Company or its subsidiaries in connection with a Competing Proposal. The Company may, however, prior to obtaining the Company Stockholder Approval, engage in negotiations or substantive discussions with, or furnish any information and other access to, a third party that has made a Competing Proposal that did not result from a material breach of the non-solicitation provisions of the Company’s “no-shop” restrictions and that the Board determines in good faith (after consultation with the Company’s outside legal counsel and outside financial advisors) either constitutes a Superior Proposal (as defined in the Merger Agreement) or could reasonably be expected to result in a Superior Proposal.

At any time prior to obtaining the Company Stockholder Approval, the Board (or any committee thereof) may, in certain circumstances, make an Adverse Recommendation Change (as defined in the Merger Agreement) and/or terminate the Merger Agreement to enter into a Superior Proposal, subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including paying a termination fee to Parent in specified circumstances, as described below.

Termination

The Merger Agreement also provides for certain customary termination rights for both the Company and Parent, including the right of the Company to terminate the Merger Agreement prior to the Company obtaining the Company Stockholder Approval to accept a Superior Proposal, subject to certain conditions and obligations, including the payment of the Company Termination Fee (as defined below). In addition, and subject to certain limitations, the Merger Agreement can be terminated by either Parent or the Company if (i) the Merger is not consummated on or before June 9, 2024 (the “Termination Date”), (ii) any U.S. governmental authority issues or enforces any law or order or taken any other action permanently restraining, enjoining, rendering illegal or otherwise prohibiting the Merger and such law or order or other action becomes final and non-appealable or (iii) the Company Stockholder Approval is not obtained following a vote of the stockholders of the Company taken thereon. The Company also has the right to terminate the Merger Agreement if (i) all closing conditions have been satisfied or waived (subject to certain customary exceptions), (ii) the Company notifies Parent in writing of such satisfaction or waiver and that the Company is ready, willing and able to consummate the Merger and (iii) Parent fails to consummate the Merger as required under the Merger Agreement within two business days following the first date the closing should have occurred pursuant to the Merger Agreement. Parent also has the right to terminate the Merger Agreement at any time prior to the Company obtaining the Company Stockholder Approval if the Board makes an Adverse Recommendation Change.

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Termination Fees

The Company will be required to pay to Parent a termination fee equal to $32,338,491 (the “Company Termination Fee”) if the Merger Agreement is validly terminated:

•	by (i) Parent or the Company, for failure to consummate the Merger by the Termination Date or failure to obtain the Company Stockholder Approval or (ii) Parent due to the Company’s breach or failure to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement that causes a condition to closing to not be satisfied, remains uncured and constitutes an Intentional Breach (as defined in the Merger Agreement) by the Company, and in the case of (i) or (ii), a third party has made to the Company or directly to the Company’s stockholders a Competing Proposal after the date of the Merger Agreement that at the time of the stockholders’ meeting has been publicly announced and has not been rejected or otherwise withdrawn or abandoned, and concurrently with or within 12 months after the date of such termination of the Merger Agreement, the Company or any of its subsidiaries consummates a transaction involving any Competing Proposal or enters into a definitive agreement providing for the consummation of a Competing Proposal and such Competing Proposal is subsequently consummated (with references to 20% in the definition of Competing Proposal being deemed references to 50% for purposes of this bullet point);
•	by the Company, if the Board (or a committee thereof) authorizes the Company to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement); or
•	by Parent, as a result of the Board’s making an Adverse Recommendation Change.

Further, Parent is required to pay to the Company a termination fee equal to $82,129,502 if:

•	the Company terminates the Merger Agreement due to Parent’s breach or failure to perform any of its representations, warranties, covenants or agreement contained in the Merger Agreement, which would give rise to a failure of certain of the Company’s closing conditions and remains uncured by Parent;
•	the Company terminates the Merger Agreement due to Parent’s or Acquisition Sub’s failure to consummate the Merger under the circumstances described in the penultimate sentence of the paragraph under “Termination” above; or
•	the Merger Agreement is validly terminated by either the Company or Parent if the Merger has not occurred by the Termination Date (i) at the time when the Company had a right to terminate the Merger Agreement for the reasons specified above in this paragraph or (ii) if all of the mutual closing conditions and all of the Company’s closing conditions have been satisfied or waived (subject to certain customary exceptions).

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The foregoing description of the Merger Agreement, the Merger and the other Transactions does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Other Matters

The Merger Agreement and the above descriptions have been included to provide stockholders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the parties to the Merger Agreement or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates set forth therein, are solely for the benefit of the parties to the Merger Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or the standards of materiality generally applicable to the Company and its reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and in some cases were qualified by confidential disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2023, the Compensation Committee of the Board approved an amendment to the Participation Agreement (the “Participation Agreement”) between the Company and Christopher W. Walters under the Company’s Executive Change of Control Severance Plan (the “Executive Severance Plan”), pursuant to which Mr. Walters, in exchange for consideration provided by the Company, including the payment of $100 within 30 days of the execution of the amendment, agreed to extend the period of any non-competition, non-solicitation, non-recruitment or similar provision under any Confidentiality and Non-Competition Agreement (as defined in the Executive Severance Plan) by and between Mr. Walters and the Company from a period of 24 months to a period of 30 months following Mr. Walters’s termination of employment with the Company if such termination of employment is a “qualifying termination” for purposes of the Executive Severance Plan. All other terms of the Participation Agreement and Mr. Walters’s participation in the Executive Severance Plan remain unchanged.

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Item 8.01.	Other Events.

On September 11, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated hereby reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 9, 2023, by and among Avantax, Inc., Aretec Group, Inc. and C2023 Sub Corp.

10.1	First Amendment to Participation Agreement, dated as of September 9, 2023, between Avantax, Inc. and Christopher W. Walters

99.1	Press Release dated September 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Additional Information Regarding the Merger and Where to Find It

This Current Report on Form 8-K relates to the proposed transaction (the “proposed transaction”) involving the Company, Parent and Acquisition Sub, whereby the Company would become a wholly-owned subsidiary of Parent. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file a proxy statement and other relevant materials with the SEC, including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to the stockholders of the Company as of the record date established for voting on the proposed transaction. The Company may also file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, stockholders of the Company may obtain free copies of the documents filed with the SEC by directing a request through the Investor Relations portion of the Company’s website at https://investors.avantax.com or by mail to Avantax, Inc., 3200 Olympus Boulevard, Suite 100, Dallas, Texas 75019, Attention: Dee Littrell, Investor Relations.

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Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2023 annual meeting of the stockholders of the Company, filed with the SEC on April 3, 2023 and in subsequent documents filed with the SEC, each of which is (or, when filed will be) available free of charge from the sources indicated above. Other information regarding the participants in the solicitation of proxies from the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the anticipated timing of the consummation of the proposed transaction. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, without limitation: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; (iii) unanticipated difficulties or expenditures relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on the plans, business relationships, operating results and operations; (v) potential difficulties retaining employees, financial professionals and clients as a result of the announcement and pendency of the proposed transaction; (vi) the response of employees, financial professionals and suppliers to the announcement of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) legal proceedings, including those that may be instituted against the Company, its board of directors, its executive officers or others following the announcement of the proposed transaction; and (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction. In addition, a description of certain other factors that could affect the Company’s business, financial condition or results of operations is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations but are not guarantees of future performance or events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANTAX, INC.
(Registrant)

Date: September 11, 2023	By:	/s/ Marc Mehlman
Name: Marc Mehlman Title: Chief Financial Officer and Treasurer

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